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							   Exhibit 10.4






		     THE OHIO CASUALTY INSURANCE COMPANY

			   BENEFIT EQUALIZATION PLAN

	   Adopted as of August 16, 1990 Retroactive to July 1, 1990









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				  FORWARD

Effective as of July 1, 1990, the Ohio Casualty Insurance Company has adopted The Ohio Casualty Insurance Company Equalization Plan (the "Plan") for the benefit of certain of its employees. It is intended that the "excess benefits" provided under the Plan be an unfunded "excess benefit plan" as that term is defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, and that the "supplemental benefits" provided under the Plan be an unfunded deferred compensation plan for "a select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974.

The purpose of the Plan is to provide eligible participants and their Beneficiaries with the amount of Company-provided benefits that would have been provided under the Employees Retirement Plan of The Ohio Casualty Insurance Company ("Retirement Plan") but for the limitations on benefits imposed under Section 415 of the Internal Revenue Code and the limitation on compensation for purposes of Retirement Plan imposed by Section 401(a)(17) of such Code.



				 SECTION ONE


1.1 Except to the extent otherwise indicated herein, and to the extent otherwise inappropriate in the context, the definitions contained in
      Section 1 of the Retirement Plan are application under the Plan.

1.2 "Actuarial Equivalent Present Value" means, with respect to Excess Benefits and/or Supplemental Benefits, the lump sum actuarial present value of the aggregate amount of such Excess Benefits and/or Supplemental Benefits payable to or with respect to a participant in accordance with the terms of the Plan. Such lump sum actuarial equivalent present value shall be determined on the basis of

      (a) the same mortality table used for the most current accounting valuation for the Retirement Plan, and

      (b) the PBGC interest rate then in effect for purposes of valuing immediate annuities for terminating plans in accordance with requirements of Section 4062 of ERISA, adjusted by multiplying such rate by (1 minus the marginal tax rate {reflecting,


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	     for this purpose, the combined Ohio and federal marginal tax
	     rates}), and further adjusted by rounding such rate as so determined to the nearest 1/4%.

1.3 "Beneficiary" means the beneficiary or beneficiaries (who may be any one or more members of his family or other persons, executors, administrators, any trust foundation or other entity) designated by the participant, at such time and in such manner as the Company shall determine, to receive any benefits payable hereunder after the death of the participant as provided herein. If no beneficiary has been designated, or if all designated beneficiaries have predeceased the participant, the Beneficiary shall be the participant's legal representative or, if no legal representative shall have been appointed within six (6) months after the death of the participant, then to and among such one or more of the spouse and blood relatives of such deceased participant as the Company may in its sole discretion appoint.

1.4 "Board of Directors" mean the Board of Directors of The Ohio Casualty Insurance Company.

1.5 "Company" means The Ohio Casualty Insurance Company, or any entity which shall be a successor to it in ownership of substantially all of its assets and which shall assume all of its rights and obligations under the Plan.

1.6 "Excess Benefit" means the excess, if any, of (i) the retirement benefit which would have been payable to or with respect to a participant at his benefit commencement date under the Retirement Plan had the limitations on benefits imposed by Section 14 of the Retirement Plan not been applicable over (ii) the retirement benefit payable to or with respect to the participant at his benefit commencement date under the Retirement Plan.

1.7 "Plan" means The Ohio Casualty Insurance Company Benefit Equalization Plan as from time to time in effect.

1.8 "Retirement Plan" means the Employees Retirement Plan of The Ohio Casualty Insurance Company.

1.9 "Supplemental Benefit" means the excess, if any, of (i) the retirement benefit that would have been payable to or with respect to a participant at his benefit commencement date under the Retirement Plan had the limitations on benefits imposed by Section
      14 of the Retirement Plan not been applicable and the participant's Compensation under the Retirement Plan been inclusive of amounts which are disregarded by reason of exceeding the compensation limit referred to in subsection 1.7 of the Retirement Plan (as adjusted in accordance with Section 401(a)(17) of the Internal Revenue Code), over
      (ii) the sum of (a) the retirement benefit payable to or with respect to the participant at his benefit commencement date under the Retirement Plan and (b) any Excess Benefit payable under this Plan.

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				 SECTION TWO


				Participation
				-------------

Participation in the Plan shall be limited to those participants in the Retirement Plan who, as a result of the limitations on benefits that may be paid or accrued under the Retirement Plan by reason of Section 415 of the Internal Revenue Code and the limitation on compensation which may be taken into account under the Retirement Plan by reason of Section 401(a)(17) of such Code, receive or will receive a lesser amount of retirement income under the Retirement Plan than otherwise would be paid or payable in the absence of such limitations, and the Beneficiaries of such participants.




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				SECTION THREE

		       Excess and Supplemental Benefits
		       --------------------------------

3.1   Excess Benefits
      ---------------

      Except as is otherwise provided in Section 3.3, the Actuarial Equivalent Present Value of the aggregate amount of Excess Benefit payable to or with respect to a participant shall be paid directly to such participant, or to his Beneficiary, as applicable, from the general assets of the Company in accordance with Section 3.4.

3.2   Supplemental Benefits
      ---------------------

      Except as is otherwise provided in Section 3.3, the Actuarial Equivalent Present Value of the aggregate amount of Supplemental Benefit payable to or with respect to a participant shall be paid to such participant, or to his Beneficiary, as applicable, from the general assets of the Company in accordance with Section 3.4.

3.3   Irrevocable Election to have Benefits Paid as an Annuity
      --------------------------------------------------------

      Any other provision of the Plan to the contrary notwithstanding, subject to such uniform and nondiscriminatory rules as the Committee shall from time to time adopt, a participant shall be entitled to make an irrevocable election (within such period of time prior to the date on which the participant terminates employment [whether by retirement, death, or otherwise] as the Company shall from time to time prescribe) to receive the Excess Benefit and/or Supplemental Benefit to which he or she is entitled under this Plan in the same form of distribution as the participant's benefits are payable under the Retirement Plan provided that such irrevocable election is made before such Excess Benefit and/or Supplemental Benefit is ascertainable and readily available.

3.4   General Provisions
      ------------------

      (a) The Company shall not make any provision for, or arrange for, the advance funding of any Excess Benefits or Supplemental Benefits payable hereunder (or, if applicable, the Actuarial Equivalent Present Value thereof) that would cause any such Benefits to be "funded" (i.e., taxable prior to actual receipt) for federal income tax purposes.

      (b) No portion of any Excess Benefit or Supplemental Benefit payable hereunder (or, if applicable, the Actuarial Equivalent Present Value thereof), shall be deemed to be an asset of this Plan; at all times, any funds used to pay benefits under the Plan shall be derived from the general assets of the Company, subject to claims of the Company's creditors.

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      (c)   Subject to the provisions of Section 3.3, the Actuarial
	    Equivalent Present Value of the Excess Benefit and/or Supplemental Benefit payable hereunder shall be paid in a lump sum cash distribution contemporaneously with (or as soon as practicable thereafter) the date on which the participant terminates employment (whether by retirement, death, or otherwise).

      (d) To the extent that any supplemental retirement benefits are payable to a participant under an employment or other agreement between the participant and the Company, the benefits otherwise payable hereunder shall be reduced by the Actuarial Equivalent Present Value of such payments.

      (e) In the event that the Retirement Plan shall be terminated, accrual and payment of benefits under the Plan shall cease, unless the Company shall otherwise specifically provide by action of its Board of Directors at the time of termination of the Retirement Plan or at a later date.






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				 SECTION FOUR

				Administration
				--------------

4.1   Plan Administrator
      ------------------

      The Ohio Casualty Insurance Company shall be the "administrator" of the Plan within the meaning of ERISA.

4.2   Retirement Committee
      --------------------

      Subject to the provisions of Section 4.1, the Committee of the Retirement Plan shall be vested with the general administration of the Plan. The Committee shall have the exclusive right to interpret the Plan. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.




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				SECTION FIVE

			 Amendment and Termination
			 -------------------------

5.1   Amendment of the Plan
      ---------------------

      Subject to the provisions of Section 5.3, the Plan may be wholly or partially amended or otherwise modified at any time by the Board of Directors.

5.2   Termination of the Plan
      -----------------------

      Subject to the provisions of Section 5.3, the Plan may be terminated at any time by the Board of Directors.

5.3   No Impairment of Benefits
      -------------------------

      Notwithstanding the provisions of Section 5.1 and 5.2, no amendment to or termination of the Plan shall impair any rights to benefits which have accrued hereunder, except as is otherwise provided in
      Section 3.4(e).

5.4   Claims Procedure
      ----------------

      Any claims procedures outlined in the Retirement Plan shall apply for purposes of administering claims under this Plan.


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